UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

CES SYNERGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55159	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-783-1688

 (Registrant's telephone number, including area code)

_______________

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015, Sharon Rosenbauer, resigned as a member of the Board of Directors (the “Board”) of CES Synergies, Inc. (the “Company”). Ms. Rosenbauer did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices. Ms. Rosenbauer remains the Company’s Chief Financial Officer.

On April 7, 2015, James Everett, resigned as a member of the Board. Mr. Everett did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices. Mr. Everett remains the Company’s Chief Financial Officer.

On April 7, 2015, Clyde A. Biston resigned as the Company’s Chief Executive Officer. Mr. Biston did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices. Mr. Biston remains a member of the Board and the Chairman of the Board.

On April 7, 2015, the Board unanimously appointed John Tostanoski as the Company’s Chief Executive Officer.

Effective as of April 8, 2015, the Board unanimously appointed Luisa Ingargiola and Earl Young as members of the Board.

Ms. Ingargiola is currently the Chief Financial Officer and a member of the board of directors of MagneGas Corporation, a company whose common stock is listed on the Nasdaq Capital Market.

Mr. Tostanoski, 61, has been with the Company since 2003 (as its General Manager of South Florida Operations) and has been a member of the Board and its President since November 1, 2013. Mr. Tostanoski has over forty years of contracting and consulting experience in the environmental industry, including project management, analytical testing, contamination assessment and remediation, asbestos and lead assessment and remediation, indoor air quality, expert testimony and regulatory intervention. His responsibilities have included all aspects of administrative, financial, marketing, personnel, and quality oversight. Mr. Tostanoski has also served as a principal environmental consultant to several Fortune 500 companies, developing baseline and compliance monitoring programs, establishing hazardous waste management plans, indoor air quality surveys and monitoring, large scale asbestos surveys and abatements, industrial waste permitting and pretreatment design. Mr. Tostanoski received his BS in Environmental Sciences from Florida International University. Mr. Tostanoski’s contracting and consulting experience qualify him to serve on the Board.

Family Relationships

There are no family relationships between and among Mr. Tostanoski, Ms. Ingargiola, and Mr. Young.

Committees

There are currently no Board committees.

Arrangements or Understandings

There are no arrangements or understandings between and among Mr. Tostanoski, Ms. Ingargiola, and Mr. Young, and any other person pursuant to which Ms. Ingargiola or Mr. Young were appointed as members of the Board.

Related Party Transactions

There are no related party transactions with regard to Mr. Tostanoski, Ms. Ingargiola, or Mr. Young reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

There are no material plans, contracts, or arrangements to which Mr. Tostanoski, Ms. Ingargiola, or Mr. Young are parties that was entered into or materially amended in connection with Mr. Tostanoski’s appointment as Chief Executive Officer or Ms. Ingargiola’s or Mr. Young’s appointment as a member of the Board

Material Compensatory Plans, Contracts, or Arrangements

There are no material compensatory plans, contracts, or arrangements to which Mr. Tostanoski, Ms. Ingargiola, or Mr. Young are parties that was entered into or materially amended in connection with Mr. Tostanoski’s appointment as Chief Executive Officer or Ms. Ingargiola’s or Mr. Young’s appointment as a member of the Board.

Item 8.01 Other Events.

On April 13, 2015, the Company gave a presentation at the Growth Capital Expo in Las Vegas.  A copy of the PowerPoint slides using during this presentation is furnished herewith as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1  Investor Presentation, April 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: April 13, 2015	By:	/s/ John Tostanoski
Name: John Tostanoski
Title: Chief Executive Officer